Exhibit 10.16

                                                                  MLA No. ML0743

                SECOND AMENDED AND RESTATED MASTER LOAN AGREEMENT

      THIS SECOND AMENDED AND RESTATED MASTER LOAN AGREEMENT (this "Agreement"), dated as of November 30, 2004, is made by and between COBANK, ACB ("CoBank") and Shenandoah Telecommunications Company (the "Borrower").

      WHEREAS, the Borrower and CoBank have previously entered into that certain Master Loan Agreement, dated as of January 12, 2000, as amended and restated by that certain Amended and Restated Master Loan Agreement, dated as of June 22, 2001 (the "Prior MLA").

      WHEREAS, the Borrower and CoBank now wish to amend and restate the Prior MLA on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing, intending to be legally bound hereby, and in consideration of CoBank making one or more loans to the Borrower, CoBank and the Borrower hereby amend and restate the Prior MLA in its entirety as follows:

      SECTION 1. Supplements. In the event the Borrower desires to borrow from CoBank and CoBank is willing to lend to the Borrower, or in the event CoBank and the Borrower desire to consolidate any existing loans hereunder, the parties will enter into a Supplement to this Agreement (each supplement, as it may be amended, modified, supplemented, extended or restated from time to time, a "Supplement" and, collectively, the "Supplements"). Each Supplement will set forth CoBank's commitment to make a loan or loans (each, a "Loan" and, collectively, the "Loans") to the Borrower, the amount of the Loan(s), the purpose of the Loan(s), the interest rate or rate options applicable to the Loan(s), the repayment terms of the Loan(s), and any other terms and conditions applicable to the Loan(s). Each Loan will be governed by the terms and conditions contained in this Agreement and in the Supplement relating to that Loan.

      SECTION 2. Availability. Advances under the Loans will be made available on any day on which CoBank and the Federal Reserve Banks are open for business (a "Business Day") upon the telephonic or written request of an authorized employee of the Borrower. Requests for advances under the Loans must be received no later than 12:00 noon Eastern time on the date the advance is desired or at such earlier date and time as may be specified in the relevant Supplement. Advances under the Loans will be made available by wire transfer of immediately available funds. Wire transfers will be made to such account or accounts as may be authorized by the Borrower. In taking actions upon telephonic requests, CoBank shall be entitled to rely on (and shall incur no liability to the Borrower in acting upon) any request made by a person identifying himself or herself as one of the persons authorized by the Borrower to request advances hereunder, so long as any funds advanced are wired to an account previously designated by the Borrower.

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Master Loan Agreement/Shenandoah Telecommunications Company
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      SECTION 3. Notes and Payments. The Borrower's obligation to repay the
Loans made under each Supplement shall be evidenced by a promissory note (which may be part of such Supplement) in form and content acceptable to CoBank (such notes, as they may be amended, modified, supplemented, extended, restated or replaced from time to time, collectively, the "Notes", and each a "Note"). The Borrower shall make each payment which it is required to make under the terms of this Agreement, each Supplement, the Notes and all security and other instruments and documents relating hereto and thereto (such agreements, Supplements, Notes, instruments and documents, as they may be amended from time to time, collectively, at any time, the "Loan Documents") by wire transfer of immediately available funds or by check. Wire transfers shall be made to ABA No. 307088754 for advice to and credit of CoBank (or to such other account as CoBank may direct by notice). The Borrower shall give CoBank telephonic notice no later than 12:00 noon Eastern time of its intent to pay by wire. Funds received by wire before 3:00 p.m. Eastern time shall be credited on the day received and funds received by wire after 3:00 p.m. Eastern time shall be credited on the next Business Day. Checks shall be mailed to CoBank, at Department 167, Denver, Colorado 80291-0167 (or to such other place as CoBank may direct by notice). Credit for payment by check will not be given until the later of: (i) the day on which CoBank receives immediately available funds; or (ii) the next Business Day after receipt of the check. If any date on which a payment is due under any Loan Document is not a Business Day, then such payment shall be made on the next Business Day and such extension of time shall be included in the calculation of interest due.

      SECTION 4. Security. The Borrower's obligations under the Loan Documents shall be secured by a statutory first lien on all equity interests in CoBank which the Borrower may now own or hereafter acquire or be allocated. In addition, the Borrower's obligations under this Agreement, any Supplement or Note may be secured as provided in such Supplement or Note, and may be guaranteed as provided in any future Supplement. The Borrower agrees to take such steps (including the execution of such instruments and documents) as CoBank may from time to time reasonably require to enable CoBank to obtain, perfect and maintain its security interests in such property as is described in the Supplements.

      SECTION 5. Conditions Precedent.

            (A) Conditions to Initial Supplement. CoBank's obligation to extend credit under the initial Supplement is subject to the conditions precedent that CoBank receive, in form and substance satisfactory to CoBank, each of the following:

                  (1) This Agreement, Etc. A duly executed original of this Agreement and all instruments and documents contemplated hereby.

                  (2) Delegation Form. A duly completed and executed original of a CoBank Delegation and Wire Transfer Authorization form.

            (B) Conditions to Each Supplement. CoBank's obligations, if any, to extend credit under, each Supplement, including the initial Supplement, is subject to the conditions precedent that CoBank receive, in form and content satisfactory to CoBank, each of the following:


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                  (1) Supplement. A duly executed original of such Supplement, the Note relating thereto, and all other instruments and documents contemplated by such Supplement.

                  (2) Evidence of Authority. Such certified board resolutions, evidence of incumbency, and other evidence that CoBank may require that the Supplement, the Note relating thereto and all other instruments and documents executed in connection therewith, and, in the case of the initial Supplement, this Agreement and all instruments and documents executed in connection herewith, have been duly authorized and executed.

                  (3) Consents and Approvals. Such evidence as CoBank may require that all required regulatory and other consents and approvals have been obtained and are in full force and effect.

                  (4) Fees and Other Charges. All fees and other charges provided for herein or in the Supplement.

                  (5) Insurance. Such evidence as CoBank may require that the Borrower is in compliance with Subsection 7(E) hereof.

                  (6) Evidence of Perfection, Etc. Such evidence as CoBank may require that CoBank has a duly perfected first priority security interest in all collateral contemplated by the Supplement.

                  (7) Opinions of Counsel. Opinions of counsel to the Borrower and any other entity party to the Loan Documents relating to such Supplement acceptable to CoBank.

            (C) Conditions to Each Advance. CoBank's obligation under each Supplement to make any Loan or advance to the Borrower thereunder is subject to the further conditions set forth in such Supplement and that no Event of Default (as defined in Section 9 hereof) or event which with the giving of notice and/or the passage of time would become an Event of Default hereunder (a "Potential Default"), shall have occurred and be continuing.

      SECTION 6. Representations and Warranties. The execution by the Borrower of each Supplement and each request for an advance thereunder shall constitute a representation and warranty to CoBank that:

            (A) Organization; Powers; Etc. The Borrower and each of its subsidiaries (collectively, the "Subsidiaries") (i) is duly organized, validly existing, and in good standing under the laws of its state of incorporation or formation, as the case may be; (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification; (iii) has all requisite legal and corporate power to own and operate its assets and to carry on its business and to enter into and perform its obligations under the Loan Documents to which it is a party; and (iv) has duly and lawfully


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obtained and maintained all franchises, licenses, certificates, permits, authorizations, approvals, and the like which are necessary in the conduct of its business.

            (B) Due Authorization; No Violations; Etc. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, the Loan Documents to which it is a party have been duly authorized by all requisite corporate action and do not and will not (i) violate its articles of incorporation, its bylaws, any provision of any law, rule or regulation, any judgment, order or ruling of any court or Governmental Authority, any agreement, indenture, mortgage, or other instrument to which the Borrower is a party or by which the Borrower or any of its property is bound, or
(ii) be in conflict with, result in a breach of, or constitute with the giving of notice or lapse of time, or both, a default under any such agreement, indenture, mortgage, or other instrument. All actions, if any, on the part of the shareholders of the Borrower necessary in connection with the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, the Loan Documents to which it is a party have been taken and remain in full force and effect.

            (C) Binding Agreement. Each of the Loan Documents to which the Borrower is a party is, or when executed and delivered will be, the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject only to limitations on enforceability imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and (ii) general equitable principles.

            (D) Financial Statements, Budgets, Projections, Etc. All financial statements of the Borrower and any of the Subsidiaries submitted to CoBank in connection with the Loans present fairly in all material respects the financial condition of such entity to which such statements relate and the results of such entity's operations for the periods covered thereby, and are prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (except, in the case of unaudited financial statements, for the omission of footnotes, other schedules and the effect of normal year-end audit adjustments). All budgets, projections, feasibility studies, and other documentation submitted to CoBank in connection with the Loans, by or on behalf of the Borrower or any of the Subsidiaries were based upon assumptions that were believed to be reasonable at the time submitted, and as of the date of such Supplement or request for advance, no fact has come to the attention of the Borrower, and no event or transaction has occurred, which would cause any assumption made therein not to be reasonable.

            (E) Consents and Approvals. No consent, permission, authorization, order or license of any Governmental Authority is necessary in connection with the execution, delivery, performance or enforcement of the Loan Documents to which the Borrower is a party or the creation and perfection of the liens and security interests granted thereby, except as such have been obtained and are in full force and effect.

            (F) Compliance with Laws. The Borrower and each of the Subsidiaries is in compliance in all material respects with all federal, state and local laws, rules, regulations, ordinances, codes and orders (collectively, "Laws"), the failure to comply with which could reasonably be expected to have a Material Adverse Effect. The term "Material Adverse


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Effect" shall mean a material adverse effect on the condition, financial or otherwise, operations, properties or business of the Borrower and the Subsidiaries, taken as a whole, or on the ability of the Borrower to perform its obligations under the Loan Documents.

            (G) Environmental Compliance. Without limiting the provisions of Subsection 6(F), all property owned or leased by the Borrower or any of the Subsidiaries and all operations conducted by them are in compliance in all material respects with all Laws relating to environmental protection, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

            (H) Litigation. There are no pending legal, arbitration, or governmental actions or proceedings to which the Borrower or any of the Subsidiaries is a party or to which any of their respective property is subject which could reasonably be expected to have a Material Adverse Effect, and to the best of the Borrower's knowledge, no such actions or proceedings are threatened or contemplated.

            (I) Principal Place of Business; Records. The principal place of business and chief executive office of the Borrower and the place where the records required by Subsection 7(G) are kept is at the address of the Borrower shown in Section 14.

            (J) Employee Benefit Plans. The Borrower and each of the Subsidiaries is in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

            (K) Taxes. The Borrower and each of the Subsidiaries has filed or caused to be filed all federal, state and local tax returns that are required to be filed, and has paid all taxes as shown on such returns or on any assessment received by them to the extent such taxes have become due, except where the payment of such tax or assessment is being contested by the Borrower or such Pledged Subsidiary in good faith and by appropriate proceedings and then only if and to the extent reserves required by GAAP have been set aside on the Borrower's or such Pledged Subsidiary's books therefor.

            (L) Investment Company Act; Public Utility Holding Company Act. The Borrower is not an "investment company" as that term is defined in, or otherwise subject to regulation under, the Investment Company Act of 1940, as amended. The Borrower is not a "holding company" as that term is defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

            (M) Use of Proceeds. The funds to be borrowed under this Agreement and each Supplement are being borrowed for use only as contemplated thereby. No part of such funds are being borrowed to purchase any "margin securities" or otherwise in violation of the regulations of the Federal Reserve System.

            (N) Subsidiaries. The Borrower has no direct subsidiaries other than as set forth on Schedule 6(N) to this Agreement. The Borrower is the registered (if applicable) and


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beneficial owner, directly or indirectly, of the specified percentage of the shares of issued and outstanding capital stock or the membership interest, as applicable, of each of the Subsidiaries as set forth on Schedule 6(N), which stock or membership interest is owned free and clear of all liens, warrants, options, rights to purchase, rights of first refusal and other interests of any person (except for liens granted to CoBank under the Loan Documents) and which has been duly authorized and validly issued and is fully paid and non-assessable.

            (O) Licenses; Permits; Etc. The Borrower and each of the Subsidiaries is the valid holder of all franchises, licenses, certificates, permits, authorizations, approvals and the like which are material to the conduct of its business and which may be required by law, including, without limitation, all licenses and permits of the Federal Communications Commission (the "FCC"), the Virginia State Corporation Commission (the "PUC"), the public utility commissions of any other states in which the Borrower operates and all required cable television franchises and all such franchises, licenses, certificates, permits, authorizations, approvals, and the like are in full force and effect on the date hereof.

            (P) Business Neither the Borrower nor any of the Subsidiaries is engaged in any business activity or operation other than the provision of wireline telephone, cellular telephone, cable television and personal communications services, other telecommunications services and other services related to such businesses.

      SECTION 7. Affirmative Covenants. Unless otherwise agreed to in writing by CoBank, which consent shall not be unreasonably withheld, so long as this Agreement shall remain in effect or the obligations hereunder shall be unpaid or otherwise unsatisfied, the Borrower will, and (except for Subsections 7(I)(1) and (2), 7(J), 7(K), 7(L) and 7(M)) will cause each of the Subsidiaries to (provided that following its acquisition, any Pledged Subsidiary, including, without limitation, NTC Communications, LLC, shall have 90 days to be in compliance with the affirmative covenants applicable to it):

            (A) Existence. Preserve and keep in full force and effect its corporate or limited liability company existence and good standing in the jurisdiction of its incorporation or formation, and its qualification to transact business and its good standing in all places in which the character of its properties or the nature of its business requires such qualification.

            (B) Compliance with Laws and Agreements. Comply in all material respects with all Laws and agreements, indentures, mortgages, and other instruments to which it is a party or by which it or any of its property is bound, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

            (C) Compliance with Environmental Laws. Without limiting the provisions of Subsection 7(B), comply in all material respects with, and cause all persons occupying or present on any properties owned or leased by it to so comply with, all Laws relating to environmental protection, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

            (D) Licenses; Permits; Etc. Duly and lawfully obtain and maintain in full force and effect all franchises, licenses, certificates, permits, authorizations, approvals, and the


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like which are material to the conduct of its business or which may be required by applicable Laws, including without limitation, all FCC licenses and permits, all licenses and permits of the PUC, and all required cable television franchises, which the failure to so obtain or maintain could reasonably be expected to have a Material Adverse Effect.

            (E) Insurance. Maintain insurance with insurance companies or associations acceptable to CoBank in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated, and make such increases in the type or amount of coverage as CoBank may reasonably request.

            (F) Property Maintenance. Maintain and preserve at all times its property and each and every part and parcel thereof necessary to the proper functioning of its business in good repair, working order, and condition, ordinary wear and tear excepted, and in compliance in all material respects with all applicable Laws.

            (G) Books and Records. Keep adequate records and books of account in accordance with GAAP consistently applied and any system of accounts to which it is subject.

            (H) Inspection. Permit CoBank or its agents, at CoBank's expense, upon reasonable notice and during normal business hours or at such other times as the parties may agree, to (i) examine its properties, books, and records,
(ii) discuss its affairs, finances, operations, and accounts with its officers, directors, and independent certified public accountants and (iii) with the prior consent of, and in the presence of, an officer of the Borrower in each instance, which consent shall not be unreasonably withheld, discuss its affairs, finances, operations, and accounts with one or more of its employees.

            (I) Reports and Notices. Furnish, or cause to be furnished, to
CoBank:

                  (1) Annual Financial Statements. As soon as available, but in no event later than 120 days after the end of each fiscal year of the Borrower occurring during the term hereof, annual financial statements of the Borrower prepared on a Consolidated Basis (as hereafter defined) in accordance with GAAP consistently applied and in a format that demonstrates any accounting or formatting change that may be required by the various jurisdictions in which the business of the Borrower is conducted (to the extent not inconsistent with GAAP). Such financial statements shall: (i) be audited by independent certified public accountants selected by the Borrower and reasonably acceptable to CoBank;
      (ii) be accompanied by a report of such accountants containing an unqualified opinion or an opinion otherwise acceptable to CoBank; (iii) be prepared in reasonable detail, and set forth in comparative form corresponding figures for the preceding fiscal year; and (iv) include a balance sheet, a statement of income, a statement of retained earnings, a statement of cash flows, and all notes and schedules relating thereto. In addition, each of such audited consolidated annual financial statements shall be accompanied by separate unaudited annual financial statements for each of the subsidiaries of the Borrower whose accounts are, in accordance with GAAP, consolidated with the Borrower, consisting of a balance sheet and a statement of income.


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                  (2) Quarterly Financial Statements. As soon as available but in no event later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower occurring during the term hereof, unaudited quarterly financial statements of the Borrower, in each case, prepared on a Consolidated Basis in accordance with GAAP consistently applied (except for the omission of footnotes and for the effect of normal year-end audit adjustments) and in a format that demonstrates any accounting or formatting change that may be required by various jurisdictions in which the business of the Borrower is conducted (to the extent not inconsistent with GAAP). Each of such financial statements shall (i) be prepared in reasonable detail and set forth in comparative form corresponding figures for the corresponding period of the preceding fiscal year, and (ii) include a balance sheet, a statement of income for such quarter and for the period year-to-date, a statement of cash flows and such other quarterly statements as CoBank may specifically request, which quarterly statements shall include any and all supplements thereto; provided, however, that the Borrower shall not be obligated to provide any quarterly consolidating financial statements if such statements have not been prepared for any other purpose.

                  (3) Notice of Default. Promptly after becoming aware thereof, notice of (i) the occurrence of any Potential Default or Event of Default under any of the Loan Documents; provided, however, that the failure to give such notice shall not affect the right and power of CoBank to exercise any and all of the remedies specified herein.

                  (4) Notice of Non-Environmental Litigation. Promptly after the commencement thereof, notice of the commencement of all actions, suits, or proceedings before any court, arbitrator, or governmental department, commission, board, bureau, agency, or instrumentality affecting it which could reasonably be expected to have a Material Adverse Effect.

                  (5) Notice of Environmental Litigation. Without limiting the provisions of Subsection 7(I)(4), promptly after receipt or becoming aware thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or other communications (i) alleging a condition that may require it to undertake or to contribute to a cleanup or other response under Laws relating to environmental protection, or which seek penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such Laws, or which claim personal injury or property damage to any person as a result of environmental factors or conditions and (ii) which could reasonably be expected to have a Material Adverse Effect.

                  (6) Regulatory and Other Notices. Promptly after filing, receipt or becoming aware thereof, copies of any filings or communications sent to and notices or other communications received by it from any Governmental Authority, including, without limitation, the Securities and Exchange Commission, the FCC, the PUC, any cable television franchisor or any other state utility commission relating to any material noncompliance by it with any Laws or with respect to any matter or proceeding the effect of which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.


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                  (7) Material Adverse Change. Prompt notice of any matter which has had or could reasonably be expected to have a Material Adverse Effect.

                  (8) Compliance Certificates. Concurrently with each statement required to be furnished pursuant to Subsection 7(I)(1) or (2), a compliance certificate in the form attached hereto as Exhibit A executed by the President or chief financial officer of the Borrower.

                  (9) ERISA Reportable Events. Within 30 days after it becomes aware of the occurrence of any Reportable Event (as defined in Section 4043 of ERISA) applicable to it, a statement describing such Reportable Event and the actions it proposes to take in response to such Reportable Event.

                  (10) Other Information. Such other information regarding the condition, financial or otherwise, or operations of the Borrower and the Subsidiaries as CoBank may, from time to time, reasonably request.

            (J) Total Leverage Ratio. Achieve as of the last day of each fiscal quarter of the Borrower (each a "Quarterly Date"), a Total Leverage Ratio (as hereinafter defined), determined in accordance with GAAP consistently applied of the Borrower and all subsidiaries whose accounts are, at the time of determination, in accordance with GAAP, consolidated (on a "Consolidated Basis") with the Borrower, not exceeding 2.50:1.00. The term "Total Leverage Ratio" shall mean the ratio of Indebtedness to Operating Cash Flow (as such terms are hereinafter defined). The term "Indebtedness" shall mean (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in connection with the purchase of goods or services on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired, (iv) obligations which are evidenced by notes, acceptances or other instruments, (v) leases of real or personal property which are required to be capitalized under GAAP or which are treated as operating leases under regulations applicable to them but which otherwise would be required to be capitalized under GAAP (each a "Capital Lease"), (vi) fixed rate hedging obligations that are due (after giving effect to any period of grace or notice requirement applicable thereto) and remain unpaid, and (vii) fixed payment obligations under guarantees that are due and remain unpaid. For purposes of this Agreement, the term "Operating Cash Flow" (i) shall mean the sum of (a) net income or deficit, as the case may be, excluding extraordinary gains and the write-up of any asset, (b) total interest expense (including non-cash interest), (c) depreciation and amortization expense and other similar non-cash expense and (d) federal, state and/or local income taxes and (ii) shall be measured for the then most recently completed four fiscal quarters, adjusted to give effect to any acquisition, sale or other disposition of any operation or business (or any portion thereof) during the period of calculation as if such acquisition, sale or other disposition occurred on the first day of such period of calculation.

            (K) Debt Service Coverage Ratio. Achieve as of each Quarterly Date, a Debt Service Coverage Ratio (as hereinafter defined), determined in accordance with GAAP consistently applied and calculated on a Consolidated Basis, greater than or equal to 2.00:1.00. The term "Debt Service Coverage Ratio" shall mean the ratio of (i) Operating Cash Flow minus


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cash taxes to (ii) the aggregate of principal and interest payments due on
Indebtedness during the applicable period. Debt Service Coverage Ratio shall be measured for the then most recently completed four fiscal quarters, adjusted to give effect to any acquisition, sale or other disposition of any operation or business (or any portion thereof) during the period of calculation as if such acquisition, sale or other disposition occurred on the first day of such period of calculation.

            (L) Equity to Total Assets Ratio. Achieve as of each Quarterly Date, an Equity to Total Assets Ratio (as hereinafter defined), determined in accordance with GAAP consistently applied and calculated on a Consolidated Basis, greater than or equal to 35.0%. The term "Equity to Total Assets Ratio" shall mean the percentage derived by dividing (i) the amount derived by subtracting total liabilities from total assets by (ii) total assets, each as of the last day of the applicable period.

            (M) Capitalization. The Borrower agrees to purchase such equity in CoBank as CoBank may from time to time require in accordance with its bylaws and capital plan; provided, however, that CoBank may not require the Borrower to purchase equity in CoBank in an amount greater than 13% of the portion of CoBank's five-year average risk-adjusted asset base attributable to loans made by CoBank to the Borrower. In connection with the foregoing, the Borrower hereby acknowledges receipt, prior to the execution of this Agreement, of CoBank's bylaws, a written description of the terms and conditions under which the equity is issued, CoBank's Loan-Based Capital Plan, CoBank's most recent annual report, and if more recent than CoBank's latest annual report, its latest quarterly report. The Borrower hereby consents and agrees that the amount of any distributions with respect to its patronage with CoBank that are made in qualified written notices of allocation (as defined in 26 U.S.C. ss. 1388) and that are received by the Borrower from CoBank, will be taken into account by the Borrower at the stated dollar amounts whether the distribution is evidenced by a Participation Certificate or other form of written notice that such distribution has been made and recorded in the name of the Borrower on the records of CoBank. All such investments and all other equities in CoBank which the Borrower may now own or hereafter acquire or be allocated shall be subject to a statutory first lien in favor of CoBank.

      SECTION 8. Negative Covenants.

            (A) Borrower. Unless otherwise consented to in writing by CoBank, which consent shall not be unreasonably withheld, the Borrower covenants and agrees with CoBank that, so long as this Agreement shall remain in effect or the obligations hereunder shall be unpaid or otherwise unsatisfied, the Borrower will not:

                  (1) Borrowings. Create, incur, assume, or allow to exist, directly or indirectly, any Indebtedness except for (i) Indebtedness to CoBank, (ii) Indebtedness under purchase money security agreements and Capital Leases ("Purchase Money Indebtedness") not to exceed $5,000,000 in the aggregate for the Borrower and its subsidiaries at any one time, (iii) obligations to any Pledged Subsidiary, and (iv) other unsecured Indebtedness (including, for purposes of this clause (iv), Indebtedness to SunTrust Bank pursuant to that certain Commercial Note, dated as of May 8, 2001 (the "SunTrust Note"), from the Borrower to SunTrust Bank) not to exceed $5,000,000 in the aggregate for the Borrower and its subsidiaries at any one time.


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                  (2) Liens. Create, incur, assume, or allow to exist any
      mortgage, deed of trust, deed to secure debt, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property, real or personal. The foregoing restrictions shall not apply to (i) liens in favor of CoBank; (ii) liens for taxes, assessments, or governmental charges that are not past due, unless the same are being contested in good faith and by appropriate proceedings and then only if and to the extent reserves required by GAAP have been set aside therefor; (iii) liens, pledges, and deposits under workers' compensation, unemployment insurance, social security and similar laws; (iv) liens, deposits, and pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of its business as conducted on the date hereof; (v) liens imposed by law in favor of mechanics, materialmen, warehousemen, lessors and like persons that secure obligations that are not past due, unless the same are being contested in good faith and by appropriate proceedings and then only if and to the extent reserves required by GAAP have been set aside therefor;
      (vi) liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property of the Borrower that, in the sole judgment of CoBank, do not materially detract from the value of such real property or impair the use thereof in the Borrower's business; (vii) purchase money security interests and equipment leases securing Purchase Money Indebtedness permitted under Subsection 8(A)(1)(ii), provided that such security interests and leases do not encumber any property other than the items purchased with the proceeds thereof or leased thereby and any proceeds thereof; (viii) the "Collateral" as defined in the SunTrust Note, without giving effect to any amendments of such SunTrust Note after the date hereof; and (ix) liens on capital stock of any subsidiary of the Borrower that is not a Pledged Subsidiary, provided that CoBank shall have consented to the related borrowing as required under Subsection 8(A)(1).

                  (3) Fundamental Changes. (i) merge or consolidate with any other entity, acquire all or substantially all of the assets of any person or entity, provided that the Borrower and the Pledged Subsidiaries may without the consent of CoBank acquire, in the aggregate, all or substantially all of the assets of any person or person or entity or entities in an amount up to $20,000,000 over the term of the Loans, so long as after giving effect to such asset acquisitions, the Borrower in each case is in compliance on a pro forma basis with the covenants set forth in Subsections 7(J) through 7(L) hereof, (ii) form or create any subsidiary or affiliate other than in compliance with the provisions of
      Section 2 of the Second Amended and Restated Pledge Agreement, dated as of even date herewith), by and between CoBank and the Borrower (the "Pledge Agreement"), or (iii) commence operations under any other name, organization, or entity, including any joint venture.

                  (4) Transfer of Assets. Sell, transfer, lease, enter into any contract for the sale, transfer or lease of, or otherwise dispose of, any of its operating assets, except in the ordinary course of its business; provided, however, that the Borrower may sell, transfer, lease or other disposition of assets which in the aggregate for the Borrower and its subsidiaries do not exceed $5,000,000 in any fiscal year or exceed $25,000,000 over the term of the Loans so long as no Potential Default or Event of Default exists


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      before such disposition and no violation of Subsections 7(J) though 7(L)
      hereof will result after giving affect to such disposition.

                  (5) Loans and Investments. After the date hereof, make any loan or advance to, invest in, purchase or make any commitment to purchase any commercial paper, stock, bonds, notes, or other securities of any person or entity (each, whether made directly or indirectly, an "Investment") other than a Pledged Subsidiary other than:

                              (a) commercial paper maturing not in excess of one
            year from the date of acquisition and rated "P1" by Moody's Investors Service, Inc., or "A1" by Standard & Poor's Corporation on the date of acquisition;

                              (b) certificates of deposit in North American
            commercial banks rated "C" or better by Keefe, Bruyette & Woods, Inc., or "3" or better by Cates Consulting Analysts, maturing not in excess of one year from the date of acquisition;

                              (c) securities or deposits issued, guaranteed, or
            fully insured as to payment by the United States government or any agency thereof, and Class C stock or stock or other securities of, or investments in CoBank or CoBank investment services or programs;

                              (d) repurchase agreements of any bank or trust
            company incorporated under the laws of the United States of America or any state thereof and fully secured by a pledge of obligations issued or fully and unconditionally guaranteed by the United States government;

                              (e) money market funds maintained by nationally
            recognized investment firms or financial institutions, which funds are from time to time invested only in securities of the type described in (a) through (d) above and other securities having a rating of "A" or better by a nationally recognized rating agency; provided that the aggregate amount invested in such money market funds shall not at any time exceed $3,000,000 for any one such fund and $5,000,000 for any one such investment firm or financial institution; and

                              (f) commercial paper, stocks, bonds, notes, other
            securities and other ownership interests that are excluded from the scope of (a) through (e) and are issued by corporations or other entities incorporated or organized under the laws of the United States of America or any state thereof (collectively "Other Investments"); provided that:

                  (i) the aggregate amount (calculated as the lower of cost or market value) of all Other Investments made by the Borrower and the Subsidiaries at any one time shall not in any event exceed 15% of the Borrower's total assets calculated on a Consolidated Basis, and

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MLA No. ML0743

                  (ii) the Borrower will provide CoBank with a schedule of all Other Investments (including valuations) at the end of each fiscal quarter and more frequently upon CoBank's request.

The Borrower acknowledges that CoBank is not in any way acting as an advisor to it with respect to its or the Subsidiaries investments or otherwise and shall have no responsibility to it in connection with CoBank's rights under this Subsection or Subsection 8(B)(5), whether or not CoBank exercises any right to review investments or makes any recommendation concerning the advisability of any Other Investment, and the Borrower agrees that the Borrower and the Subsidiaries will be solely responsible for all decisions made by the Borrower or any of the Subsidiaries with respect to their respective investments.

                  (6) Change in Business. Engage in any business activity or operation different from or unrelated to the business activities and operations described in Subsection 6(P).

                  (7) Guarantees. Guarantee, assume, or otherwise become obligated or liable with respect to the indebtedness or other obligations of any person or entity, other than (i) guaranties made in favor of CoBank, (ii) the endorsement of checks, and (iii) guaranties made pursuant to that certain Performance Guaranty, dated as of November 5, 1999, made by the Borrower for the benefit of Sprint PCS with respect to obligations of Shenandoah Personal Communications Company in connection with the construction and lease of a PCS system in FCC designated basic trading areas 179, 479, 183, 12, 181 and 483.

                  (8) Distributions. Make, declare or pay, directly or indirectly, any dividend or other distribution of assets to shareholders of the Borrower, or retire, redeem, purchase or otherwise acquire for value any capital stock of the Borrower; provided, that the Borrower may declare or pay a dividend or other distribution of assets, or retire, redeem, purchase or otherwise acquire capital stock of the Borrower in any fiscal year in an aggregate amount equal to the greater of (i) $10,000,000 or (ii) 100% of the immediately preceding fiscal year's aggregate after-tax consolidated net income of the Borrower if, and only if, no Potential Default or Event of Default then exists and no violation of Sections 7(J) through 7(L) hereof will result after giving effect to such dividend, distribution, retirement, redemption, purchase or other acquisition.

                  (9) Salaries; Wages; Compensation. Pay any wages, salaries or other compensation to any officer, director, stockholder, or partner (or relative of any thereof) of the Borrower or any of the Subsidiaries unless such compensation shall be (i) reasonable and comparable with compensation paid by companies of like nature, similarly situated, and (ii) payment for services actually rendered.

            (B) The Subsidiaries. Unless otherwise consented to in writing by CoBank, which consent shall not be unreasonably withheld, the Borrower covenants and agrees with CoBank that, so long as this Agreement shall remain in effect or the obligations hereunder shall be unpaid or otherwise unsatisfied, none of the Subsidiaries will (provided that following its

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MLA No. ML0743

acquisition, any Pledged Subsidiary, including, without limitation, NTC Communications, LLC, shall have 90 days to be in compliance with these negative covenants):

                  (1) Borrowings. Create, incur, assume, or allow to exist, directly or indirectly, any Indebtedness except for (i) Indebtedness to CoBank, (ii) Purchase Money Indebtedness, the aggregate amount of which does not exceed $5,000,000 for the Borrower and its subsidiaries at any one time, (iii) Indebtedness to the Borrower or any other Pledged Subsidiary, and (iv) Indebtedness of Shenandoah Telephone Company to the Rural Utilities Service (the "RUS") and the Rural Telephone Bank (the "RTB") outstanding on the date hereof or incurred pursuant to any RUS loan commitment in effect on the date hereof.

                  (2) Liens. Create, incur, assume, or allow to exist any mortgage, deed of trust, deed to secure debt, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property, real or personal. The foregoing restrictions shall not apply to (i) liens in favor of CoBank; (ii) liens for taxes, assessments, or governmental charges that are not past due, unless the same are being contested in good faith and by appropriate proceedings and then only if and to the extent reserves required by GAAP have been set aside therefor; (iii) liens, pledges, and deposits under workers' compensation, unemployment insurance, and social security laws; (iv) liens, deposits, and pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of its business as conducted on the date hereof; (v) liens imposed by law in favor of mechanics, materialmen, warehousemen, lessors and like persons that secure obligations that are not past due, unless the same are being contested in good faith and by appropriate proceedings and then only if and to the extent reserves required by GAAP have been set aside therefor;
      (vi) liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property of a Pledged Subsidiary that, in the sole judgment of CoBank, do not materially detract from the value of such real property or impair the use thereof in the business of such Pledged Subsidiary; (vii) purchase money security interests and equipment leases securing Purchase Money Indebtedness permitted under Subsection 8(B)(1)(ii), provided that such security interests and leases do not encumber any property other than the items purchased or leased thereby and any proceeds thereof; and (viii) liens granted by Shenandoah Telephone Company from time to time in favor of the RUS and the RTB granted pursuant to that certain Restated Mortgage, Security Agreement and Financing Statement, dated as of February 1, 1991, by and among Shenandoah Telephone Company, the United States of America, acting through the Administrator of the RUS (as successor to the Rural Electrification Administration) and the RTB, or any amendment or supplement thereto, but only to the extent such liens secure indebtedness of Shenandoah Telephone Company to the RUS and the RTB outstanding on the date hereof or incurred pursuant to any RUS loan commitment in effect on the date hereof.

                  (3) Fundamental Changes. (i) Merge or consolidate with any other entity, or acquire all or substantially all of the assets of any person or entity, provided that

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MLA No. ML0743

      the Borrower and the Pledged Subsidiaries may without the consent of CoBank acquire, in the aggregate, all or substantially all of the assets of any person or person or entity or entities in an amount up to $20,000,000 over the term of the Loans, so long as after giving effect to such asset acquisitions, the Borrower in each case is in compliance on a pro forma basis with the covenants set forth in Subsections 7(J) through 7(L) hereof, (ii) form or create any subsidiary other than in compliance with the provisions of Section 2 of the Pledge Agreement, or (iii) commence operations under any other name, organization, or entity, including any joint venture, or issue any additional capital stock other than to the Borrower or any Pledged Subsidiary.

                  (4) Transfer of Assets. Sell, transfer, lease, enter into any contract for the sale, transfer or lease of, or otherwise dispose of, any of its operating assets, except in the ordinary course of its business; provided, however, that a Pledged Subsidiary may sell, transfer, lease or other disposition of assets which in the aggregate for the Borrower and its subsidiaries do not exceed $5,000,000 in any fiscal year or exceed $25,000,000 over the term of the Loans so long as no Potential Default or Event of Default exists before such disposition and no violation of Subsections 7(J) though 7(L) hereof will result after giving affect to such disposition.

                  (5) Loans and Investments. After the date hereof, make any Investment in any person or entity other than the Borrower or any other Pledged Subsidiary, other than

                        (a) commercial paper maturing not in excess of one year
            from the date of acquisition and rated "P1" by Moody's Investors Service, Inc., or "A1" by Standard & Poor's Corporation on the date of acquisition;

                        (b) certificates of deposit in North American commercial
            banks rated "C" or better by Keefe, Bruyette & Woods, Inc., or "3" or better by Cates Consulting Analysts, maturing not in excess of one year from the date of acquisition;

                        (c) securities or deposits issued, guaranteed, or fully
            insured as to payment by the United States government or any agency thereof, and Class C Stock or other securities of CoBank;

                        (d) repurchase agreements of any bank or trust company
            incorporated under the laws of the United States of America or any state thereof and fully secured by a pledge of obligations issued or fully and unconditionally guaranteed by the United States government;

                        (e) money market funds maintained by nationally
            recognized investment firms or financial institutions, which funds are from time to time invested only in securities of the type described in Subsections (a) through (d) above, and other securities having a rating of "A" or better by a nationally recognized rating agency; provided that the aggregate amount invested in such

Master Loan Agreement/Shenandoah Telecommunications Company
MLA No. ML0743

            money market funds shall not at any time exceed $3,000,000 for any one such fund and $5,000,000 for any one such investment firm or financial institution; and

                        (f) Other Investments, provided that:

                              (i) the aggregate amount (calculated as the lower
                        of cost or market value) of all Other Investments made by the Borrower and the Subsidiaries shall not in any event exceed 15% of the Borrower's total assets calculated on a Consolidated Basis, and

                              (ii) the Borrower will provide CoBank with a
                        schedule of all Other Investments (including valuations) at the end of each fiscal quarter and more frequently upon CoBank's request.

                  (6) Change in Business. Engage in any business activity or operation different from or unrelated to its current business activities or operations.

                  (7) Salaries; Wages; Compensation. Pay any wages, salaries or other compensation to any officer, director, stockholder, or partner (or relative of any thereof) of the Borrower or any of the Subsidiaries unless such compensation shall be (i) reasonable and comparable with compensation paid by companies of like nature, similarly situated, and (ii) payment for services actually rendered.

      SECTION 9. Events of Default. Each of the following shall constitute an "Event of Default" under this Agreement:

            (A) Payment Default. The failure by the Borrower to make any payment or investment required to be made hereunder, under the Note, or under any other Loan Document to which it is a party when due (other than any such required investment the payment of which is entirely within the control of CoBank).

            (B) Representations and Warranties. Any representation or warranty made by the Borrower herein or in any other Loan Document, or any factual statement made in any certificate delivered in connection with the Loan, shall prove to have been false or misleading in any material respect on or as of the date made and the Borrower fails to commence and diligently pursue action to remedy such inaccuracy within 10 days after written notice thereof shall have been delivered by CoBank to the Borrower or such inaccuracy is not remedied within 60 days after receipt by the Borrower of such notice or CoBank shall determine that the Borrower intentionally made such false or misleading representation, warranty or factual statement with knowledge of its false or misleading nature.

            (C) Covenants and Agreements. The failure by the Borrower or any Pledged Subsidiary to perform or comply with any other covenant or agreement contained herein (other than covenants in Subsections 7(A), 7(I)(3) through 7(I)(7) and 7(I)(9) hereof) or any other Loan Document, and the Borrower fails to commence and diligently pursue action to remedy such default within 10 days after written notice thereof shall have been delivered by CoBank to the

Master Loan Agreement/Shenandoah Telecommunications Company
MLA No. ML0743

Borrower or such default is not remedied within 60 days after receipt by the Borrower of such notice.

            (D) Other Covenants. The failure by the Borrower to perform or comply with any covenant excluded under Subsection (C).

            (E) Cross-Default. The occurrence, after giving effect to any applicable notice and grace period, of any breach, default, or event of default under any agreement (other than the Loan Documents) between either the Borrower or any Pledged Subsidiary and CoBank, including, without limitation, any guaranty, loan agreement, security agreement, mortgage, deed to secure debt, or deed of trust.

            (F) Other Indebtedness. The occurrence of any breach, default, event of default, or event which with the giving of notice or lapse of time, or both, could become a default or event of default under any agreement, indenture, mortgage, or other instrument by which the Borrower, or any of the Subsidiaries or any of their respective property is bound or affected (other than the Loan Documents) if the effect of such breach, default, event of default, or event is to accelerate, or to permit the acceleration of, the maturity of any indebtedness under such agreement, indenture, mortgage, or other instrument and the aggregate amount of indebtedness the maturity of which has been accelerated or is then subject to acceleration by reason of any one or more such breach, default, event of default or other event under any such agreement, indenture, mortgage or instrument equals or exceeds at any one time $500,000 in the aggregate.

            (G) Judgments. Any judgment, decree or order for the payment of money shall be rendered against the Borrower or judgments, decrees, or orders for the payment of money in an aggregate amount for the Borrower and the Subsidiaries in excess of $500,000 at any one time shall be rendered against the Borrower or any of the Subsidiaries and either (1) enforcement proceedings shall have been commenced; or (2) such judgments, decrees, and orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied, or stayed pending appeal.

            (H) Insolvency, Etc. Any of the Borrower or any of the Subsidiaries
(1) shall become insolvent or shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they come due; or (2) shall suspend its business operations or a material part thereof or make an assignment for the benefit of creditors; (3) shall apply for, consent to, or acquiesce in the appointment of a trustee, receiver, or other custodian for it or any of its property or, in the absence of such application, consent, or acquiescence, a trustee, receiver, or other custodian is so appointed; (iv) shall commence with respect to it any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction; or (v) shall have commenced against it any such proceeding and such proceeding is not dismissed within 90 days of its commencement.

            (I) Security. The Pledge Agreement or the filings contemplated thereby shall for any reason fail to create a valid and perfected first-priority lien, security interest, or security title (subject only to such exceptions as are therein permitted) on any of the property identified therein.

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MLA No. ML0743

      SECTION 10. Remedies Upon Event of Default.

            (A) Automatic Acceleration. Upon the occurrence of an Event of Default under Subsection 9(H), the entire unpaid principal balance of the Loans, all accrued interest thereon, and all other amounts payable under this Agreement, all Supplements, all Notes, and all other agreements between CoBank and the Borrower shall become immediately due and payable without protest, presentment, demand, or further notice of any kind, all of which are hereby expressly waived by the Borrower.

            (B) Acceleration; Etc. Upon the occurrence of an Event of Default other than under Subsection 9(H), upon notice to the Borrower, CoBank may declare the entire unpaid principal balance of all Loans, all accrued interest thereon, and all other amounts payable under this Agreement, all Supplements and all other agreements between CoBank and the Borrower, to be immediately due and payable. Upon such a declaration, the unpaid principal balance of all Loans and all such other amounts shall become immediately due and payable, without protest, presentment, demand, or further notice of any kind, all of which are hereby expressly waived by the Borrower.

            (C) Enforcement. Upon the occurrence of an Event of Default, CoBank may proceed to protect, exercise, and enforce such rights and remedies as may be provided by agreement or under law including, without limitation, the rights and remedies provided for in this Agreement and any of the other Loan Documents. Each and every one of such rights and remedies shall be cumulative and may be exercised from time to time, and no failure on the part of CoBank to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or future exercise thereof, or the exercise of any other right. In addition, CoBank may hold and/or set off and apply against the Borrower's indebtedness any and all cash, accounts, securities, or other property in CoBank's possession or under its control.

            (D) Application of Payments. After acceleration of the Loans, all amounts received by CoBank shall be applied to the amounts owing hereunder, the Supplements, under the Notes, and the other Loan Documents in whatever order and manner as CoBank shall elect.

            (E) Regulatory Approvals. Upon any action by CoBank to commence the exercise of remedies hereunder or under the Pledge Agreement, the Borrower hereby undertakes and agrees to cooperate and join with CoBank in any application to the PUC, the FCC, the SEC or any other regulatory body, administrative agency, court or other forum (any such entity, a "Governmental Authority") with respect thereto and to provide such assistance in connection therewith as CoBank may request, including, without limitation, the preparation of filings and appearances of officers and employees of the Borrower before such Governmental Authority, in each case in support of any such application made by CoBank, and the Borrower shall not, directly or indirectly, oppose any such action by CoBank before any such Governmental Authority.

            (F) Default Rate. If prior to maturity the Borrower fails to make any payment or investment required to be made under the terms of any Note or Supplement (except to extent the making of such required investment is entirely within the control of CoBank) or

Master Loan Agreement/Shenandoah Telecommunications Company
MLA No. ML0743

following the occurrence of an Event of Default then, at CoBank's option in each instance, such payment or investment shall accrue interest at 2% per annum in excess of the interest rate otherwise applicable to such Loan until such amount, including interest accrued thereon in accordance with the terms hereof, is paid in full. After maturity, whether by reason of acceleration or otherwise, the unpaid principal balance of the Loan shall automatically accrue interest at 2% per annum in excess of the interest rate otherwise applicable to such Loan. All interest provided for in this Subsection 10 (F) shall be payable on demand and shall be calculated from and including the date such payment or investment was due to but excluding the date paid on the basis of a year consisting of 360 days.

      SECTION 11. Complete Agreement, Amendments. The Loan Documents are intended by the parties to be a complete and final expression of their agreement. No amendment, modification, or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any departure by the Borrower herefrom or therefrom, shall be effective unless approved by CoBank and contained in a writing signed by or on behalf of CoBank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In the event this Agreement is amended or restated, each such amendment or restatement shall be applicable to all Supplements hereto. Each Supplement shall be deemed to incorporate all of the terms and conditions of this Agreement as if fully set forth therein. Without limiting the foregoing, any capitalized term utilized in any Supplement (or in any amendment to this Agreement or Supplement) and not otherwise defined in the Supplement (or amendment) shall have the meaning set forth herein.

      SECTION 12. Other Types of Credit. From time to time, CoBank may issue letters of credit or extend other types of credit to or for the account of the Borrower. In the event the parties desire to do so under the terms of this Agreement, such extensions of credit may be set forth in any Supplement and this Agreement shall be applicable thereto.

      SECTION 13. Applicable Law. Except to the extent governed by applicable federal law, this Agreement and each Supplement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to choice of law doctrine.

      SECTION 14. Notices. All notices hereunder or under any Supplement shall be in writing and shall be deemed to be duly given upon delivery if personally delivered or sent by telegram or facsimile transmission, or 3 days after mailing if sent by express, certified or registered mail, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

Master Loan Agreement/Shenandoah Telecommunications Company
MLA No. ML0743

   If to CoBank, as follows:
                                          If to the Borrower, as follows:
   CoBank, ACB
   900 Circle 75 Parkway                  Shenandoah Telecommunications Company
   Suite 1400                             124 South Main Street
   Atlanta, Georgia 30339                 P.O. Box 459
   Attn: Communications and Energy        Edinburg, Virginia  22824
           Banking Group                  Attn: Vice President - Finance
   Fax No.: (770) 618-3202                Fax No.: (540) 984-8192

      SECTION 15. Costs, Expenses and Taxes. To the extent allowed by law, the Borrower agrees to reimburse all reasonable out-of-pocket costs and expenses (including the fees and expenses of counsel retained by CoBank) incurred by CoBank in connection with the origination, negotiation, documentation, administration, collection, and enforcement of this Agreement and the other Loan Documents, including, without limitation, all costs and expenses incurred in perfecting, maintaining, determining the priority of, and releasing any security for the Borrower's obligations to CoBank, and any stamp, intangible, transfer, or like tax payable in connection with this Agreement or any other Loan Document or the recording hereof or thereof.

      SECTION 16. Effectiveness and Severability. This Agreement shall continue in effect until all indebtedness and obligations of the Borrower under this Agreement, all Supplements, all Notes and all other Loan Documents shall have been fully and finally paid or satisfied and CoBank has no commitment to extend credit to or for the account of the Borrower under any Supplement. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof.

      SECTION 17. Obligations Absolute. The obligation of the Borrower to make all payments required to be made under this Agreement shall be absolute and unconditional and shall be independent of any action by the PUC or the FCC with respect to rates and/or disallowance of debt.

      SECTION 18. Successors and Assigns. This Agreement, each Supplement, and the other Loan Documents shall be binding upon and inure to the benefit of the Borrower and CoBank and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations under this Agreement, any Supplement or any other Loan Document without the prior written consent of CoBank. Without the consent of, but with confirmed notice to, the Borrower, CoBank may (a) sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement, or (b) assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement.

      SECTION 19. Counterparts. This Agreement, each Supplement and any other Loan Document may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall

Master Loan Agreement/Shenandoah Telecommunications Company
MLA No. ML0743

be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

                        [Signatures follow on next page.]

Master Loan Agreement/Shenandoah Telecommunications Company
MLA No. ML0743

      IN WITNESS WHEREOF, the Borrower has caused this Agreement to be executed and attested under seal and delivered, and CoBank has caused this Agreement to be executed and delivered, each by their respective duly authorized officers as of the date first shown above.

                                         SHENANDOAH TELECOMMUNICATIONS COMPANY


                                         By:________________________________,
                                               Name:____________________________
                                               Title:___________________________


                                         Attest:________________________________
                                                Name:___________________________
                                                Title:__________________________

                                                        [CORPORATE SEAL]

                       [Signatures continue on next page.]

         [Signature Page to Amended and Restated Master Loan Agreement]

Master Loan Agreement/Shenandoah Telecommunications Company
MLA No. ML0743

                    [Signatures continue from previous page.]

                                            COBANK, ACB


                                            By:_________________________________
                                               John P. Cole, Vice President


         [Signature Page to Amended and Restated Master Loan Agreement]

Master Loan Agreement/Shenandoah Telecommunications Company
MLA No. ML0743

                                    EXHIBIT A

                     COMPLIANCE CERTIFICATE - MLA NO. ML0743

                  THIS COMPLIANCE CERTIFICATE is given by [Name], [President or chief financial officer] of Shenandoah Telecommunications Company (the "Borrower"), pursuant to Subsection 7(I)(8) of that certain Second Amended and Restated Master Loan Agreement, dated as of November 30, 2004 (the "MLA"), by and between the Borrower and CoBank, ACB.

      Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the MLA.

      I hereby certify as follows:

1. I am the [President or chief financial officer] of the Borrower and as such possess the knowledge and authority to certify to the matters set forth in this Compliance Certificate;

2. Attached hereto as Annex A are the [audited/unaudited] [annual/quarterly] financial statements of the Borrower for the fiscal [year/quarter] ended ______________, as required by Subsection [7(I)(1)/(2)] of the MLA. The attached consolidated financial statements present fairly in all material respects to the financial condition of the Borrower, during the periods covered thereby and as of the dates thereof, and were prepared on a Consolidated Basis, and all attached financial statements were prepared in accordance with GAAP consistently applied and any system of accounts to which the Borrower is subject (except, in the case of unaudited financial statements, for the omission of footnotes, other schedules and the effect of normal year-end audit adjustments);

3. As of the date of such financial statements, the Borrower is in compliance with the covenants set forth in Subsections 7(J) through (L) of the MLA. Attached hereto as Annex B are calculations which demonstrate the compliance by the Borrower with such covenants;

4. I have reviewed the Loan Documents and the activities of the Borrower and the Subsidiaries during the fiscal [year/quarter] ended ________________ in a manner reasonably designed to determine whether there exists a Potential Default or Event of Default under the MLA. As of the date of this Compliance Certificate, to the best of my knowledge on the basis of such review, there exists no condition, event or act which would constitute a Potential Default or Event of Default under the MLA, except as disclosed on Annex C hereto.

Master Loan Agreement/Shenandoah Telecommunications Company
MLA No. ML0743

      IN WITNESS WHEREOF, I have executed this Compliance Certificate as of _____________, _____.


                                            ____________________________________
                                            [Name], [Title] of Shenandoah
                                            Telecommunications Company

Master Loan Agreement/Shenandoah Telecommunications Company
MLA No. ML0743

                                  Schedule 6(N)

                                  SUBSIDIARIES

                                                        Number of                     Percentage of Total
                                                Shares or Other Interests         Outstanding Shares or Other
            Entity                                Owned by the Borrower         Interests Owned by the Borrower
            ------                                ---------------------         -------------------------------
NTC Communications, LLC                                   ___                                  100%

Shenandoah Cable Television Company                      3,610                                 100%

ShenTel Service Company                                  4,800                                 100%

Shenandoah Personal
   Communications Company                                 18                                   100%

Shenandoah Valley Leasing Company                        1,500                                 100%

Shenandoah Mobile Company                                5,000                                 100%

Shenandoah Long Distance Company                          50                                   100%

ShenTel Communications Company                             1                                   100%

Shenandoah Network Company                                712                                  100%

Shenandoah Telephone Company                             5,000                                 100%

Shentel Management Company                                 1                                   100%

Shentel Converged Services, Inc.                           1                                   100%